UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2017
______________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 N. Main Street
Euless, Texas 76039
(Address of principal executive offices, including ZIP code)

(817) 835-4105
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.04. Mine Safety - Reporting of Shutdowns and Patterns of Violations.

On August 7, 2017, the U.S. Department of Labor Mine Safety and Health Administration ("MSHA") issued Heavy Materials, LLC an imminent danger order (the “Order”) under Section 107(a) of the Federal Mine Safety and Health Act of 1977 at the Brookman Quarry mine in the U.S. Virgin Islands. Heavy Materials, LLC (“Heavy”) is a wholly owned subsidiary of U.S. Concrete Inc. (“U.S. Concrete”). The verbal Order was issued by an MSHA inspector after the inspector received a verbal complaint that employees were allegedly working at the highwall toe of the extraction area underneath loose material caused by previous blasting. The inspector deemed that the miners were exposed to serious or fatal injuries due to the possibility of loose material falling on top of them. There were no injuries, and Heavy took immediate corrective action. U.S. Concrete disagrees that an imminent danger existed and is considering its legal options to contest the Order including, but not limited to, further informal review with MSHA and litigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: August 15, 2017	By:	/s/ William J. Sandbrook
William J. Sandbrook
President and Chief Executive Officer
(Principal Executive and Financial Officer)